EXHIBIT 5.1

CONRAD C. LYSIAK
Attorney and Counselor at Law
601 West First Avenue
Suite 503
Spokane, Washington 99201
(509) 624-1478
FAX (509) 747-1770

May 9, 2005

Securities and Exchange Commission
450 Fifth Avenue N.W.
Washington, D. C. 20549

RE: C-Chip Technologies Corporation

Gentlemen:

I have acted as counsel for C-Chip Technologies Corporation, a Nevada company (the "Company"), in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") pursuant to the United States Securities Act of 1933, as amended (the "Act") to be filed with the Securities and Exchange Commission (the "SEC") in connection with a proposed public offering by certain debenture holders, warrant holders and shareholders of the following, hereinafter collectively referred to as the "Securities:"

3,873,637 Class A Warrants
and 3,873,637 shares of common stock underlying the Class A Warrants

2,538,462 Series A Warrants
and 2,538,462 shares of common stock underlying the Series A Warrants

5,394,131 Series E Warrants
and 5,394,131 shares of common stock underlying the Series E Warrants

1,798,077 Series F Warrants
and 1,798,077 shares of common stock underlying the Series F Warrants

336,635 Series IB1 Warrants
and 336,635 shares of common stock underlying the Series IB1 Warrants

215,385 Series IB2 Warrants
and 215,385 shares of common stock underlying the Series IB2 Warrants

323,076 Series IB3 Warrants
and 323,076 shares of common stock underlying the Series IB3 Warrants

107,692 Series IB4 Warrants
and 107,692 shares of common stock underlying the Series IB4 Warrants

Securities and Exchange Commission
RE: C-Chip Technologies Corporation
May 9, 2005

20,000 Series IB5 Warrants
and 20,000 shares of common stock underlying the Series IB5 Warrants

Series A Convertible Promissory Notes in the Aggregate Amount of $4,675,000
and 7,192,308 shares of common stock underlying the Series A Convertible Promissory Notes

1,046,561 Shares of Common Stock

You have asked me to render my opinion as to the matters hereinafter set forth herein.

I have examined originals and copies, certified or otherwise identified to my satisfaction, of all such agreements, certificates, and other statements of corporate officers and other representatives of the company, and other documents as I have deemed necessary as a basis for this opinion. In my examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies. I have, when relevant facts material to my opinion were not independently established by me, relied to the extent I deemed such reliance proper upon written or oral statements of officers and other representatives of the Company.

Based upon and subject to the foregoing, I am of the opinion that insofar as the laws of Nevada are concerned:

1. The Company is a corporation duly organized and validly existing under the laws of Nevada.

2. The Securities to be sold as described in the Registration Statement have been duly authorized and legally issued as fully paid and non-assessable securities.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement, and to the use of my firm name wherever appearing in the Registration Statement.

Yours truly,

/s/ Conrad C. Lysiak
Conrad C. Lysiak